EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    After the recapitalization described in Note 10 to the Company's consolidated financial statements is effected, we expect to be in a position to render the following consent.

                                          ARTHUR ANDERSEN LLP


Roseland, New Jersey
July 22, 1996


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Interpool Limited:

    As independent public accountants, we hereby consent to the use of our report and to all references to our firm included in or made a part of this Registration Statement.

Roseland, New Jersey
      , 1996